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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                                             STATE OR OTHER JURISDICTION OF
                                                    INCORPORATION OR
                   NAME                                ORGANIZATION

      1.  ClassroomDirect.com, LLC                     Delaware
      2.  Childcraft Education Corp.                   New York
      3.  Bird-in-Hand Woodworks, Inc.                New Jersey
      4.  Frey Scientific, Inc.                        Delaware
      5.  Sportime, LLC                                Delaware
      6.  Sax Arts & Crafts, Inc.                      Delaware
      7.  Global Video, LLC                            Wisconsin
      8.  New School, Inc.                             Delaware
      9.  Premier Agendas, Inc.                       Washington
     10.  Premier School Agendas, Ltd.                  Canada
     11.  Amalgamated Widgets, Inc.                   Wisconsin
     12.  Select Agendas, Corp.                         Canada